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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 333-xxxxx) and related Prospectus of Spartech Corporation for the registration of 11,382,836 shares of its common stock and to the incorporation by reference therein of our report dated December 12, 2002, with respect to the consolidated financial statements and schedule of Spartech Corporation included in its Annual Report (Form 10-K) for the year ended November 2, 2002, filed with the Securities and Exchange Commission.



                                                   ERNST & YOUNG LLP

St. Louis, Missouri
October 9, 2003